Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Second Quarter Results

Sarasota, Florida, July 25, 2016 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the second quarter ended June 30, 2016.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on both a GAAP basis and an adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures in the attached tables.

Second quarter GAAP revenue increased 5% to $932 million and adjusted revenue grew 5% to $934 million.  GAAP diluted earnings per share (DEPS) were $1.54 and adjusted DEPS were $1.56.  Orders increased 9% in the quarter to $956 million, and backlog was a record $1.14 billion.

GAAP gross margin increased to 60.9% and adjusted gross margin increased 90 basis points to 61.0%.  EBITDA increased 4% to $314 million.

"Continued weakness in oil and gas and some traffic project delays impacted our results, while the balance of our businesses performed well in the quarter," said Brian Jellison, Roper's Chairman, President and CEO.  "Strong organic revenue growth in our medical, application software and water businesses coupled with our recent acquisitions resulted in 5% revenue growth in the quarter.  Operating cash flow was $170 million in the quarter, bringing year to date adjusted operating cash flow to $414 million with cash conversion of 132%.  Orders in the quarter were up 9% to a record $956 million, helping to build our momentum for a stronger second half of 2016."

"Our recent acquisitions performed well in the quarter.  With our strong cash performance, ample liquidity and a full pipeline of attractive acquisition opportunities, we expect to invest over $1 billion this year," Mr. Jellison concluded.

2016 Guidance Update

In a somewhat lower global growth environment, and as a result of continued headwinds in energy end markets and delays in toll & traffic projects, Roper expects adjusted DEPS to be in the range of $6.57 - $6.71, with third quarter adjusted DEPS of $1.59 - $1.63.  The Company expects revenue in the second half to increase between 7%-9%, including organic growth of 2%-4%.  The Company's guidance excludes the impact of any future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Revenue Growth Detail
	2016	2015	V%
Q2 GAAP Revenue	$931.6	$889.5	4.7%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.5	2.5
Rounding	(0.1)	0.1
Q2 Adjusted Revenue	$934.0	$892.1	4.7%

Components of Adjusted Revenue Growth
Acquisitions			8.1%
Divestiture			(0.7%)
Organic			(2.4%)
Foreign Exchange			(0.3%)
Total Growth			4.7%

Table 2:  Reconciliation of Q2 2016 GAAP DEPS to Adjusted DEPS
Q2 2016
GAAP Diluted Earnings Per Share (DEPS)	$1.54
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	$0.02
Add: Acquisition-Related Inventory Step-up Charge	$0.00
Adjusted DEPS	$1.56

Table 3:  Q2 2016 Adjusted Gross Margin Reconciliation
	2016	2015	V% / V Bps
Q2 GAAP Revenue	$931.6	$889.5
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.5	2.5
Rounding	(0.1)	0.1
Q2 Adjusted Revenue	$934.0	$892.1

Q2 GAAP Gross Profit	$567.5	$533.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.5	2.5
Add: Acquisition-Related Inventory Step-up Charge	0.2	--
Rounding	(0.1)	--
Adjusted Gross Profit (B)	570.1	536.4

GAAP Gross Margin	60.9%	60.0%	+90 bps

Adjusted Gross Margin (B) / (A)	61.0%	60.1%	+90 bps

Table 4:  Q2 EBITDA Reconciliation
	2016	2015	V%
GAAP Net Earnings	$158.1	$171.3
Add: Taxes	66.8	59.0
Add: Amortization	50.2	40.3
Add: Interest Expense	26.9	20.2
Add: Depreciation	9.4	9.5
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.5	2.5
Add: Acquisition-Related Inventory Step-up Charge	0.2	--
Rounding	(0.2)	--
EBITDA	313.9	302.8	+4%

Table 5:  2016 Cash Flow Reconciliation
	Q1	Q2	YTD
2016 GAAP Operating Cash Flow	$207.1	$169.7	$376.8
Add: Tax Related to 2015 Sale of Abel Pump	37.4	--	37.4
Rounding	--	--	0.1
Adjusted Operating Cash Flow	$244.5	$169.7	$414.3
Less: Capital Expenditures	(9.5)	(8.8)	(18.3)
Rounding	--	--	(0.1)
Adjusted Free Cash Flow	$235.0	$160.9	$395.9

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 25, 2016.  The call can be accessed via webcast or by dialing +1 888-505-4368 (US/Canada) or +1 719-325-2435, using confirmation code 8694046.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/16252 .  Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://premiereglobal.com/webrsvp with access code 8694046.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the Company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2016	2015

CURRENT ASSETS:
Cash and cash equivalents	$622,294	$778,511
Accounts receivable	509,437	488,271
Inventories	191,390	189,868
Unbilled receivable	119,053	122,042
Other current assets	107,999	39,355
Total current assets	1,550,173	1,618,047

PROPERTY, PLANT AND EQUIPMENT, NET	104,282	105,510

OTHER ASSETS:
Goodwill	5,973,770	5,824,726
Other intangible assets, net	2,581,293	2,528,996
Deferred taxes	30,506	31,532
Other assets	57,094	59,554
Total other assets	8,642,663	8,444,808

TOTAL ASSETS	$10,297,118	$10,168,365

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$135,598	$139,737
Accrued compensation	103,267	119,511
Deferred revenue	280,984	267,030
Other accrued liabilities	186,124	168,513
Income taxes payable	21,182	18,532
Current portion of long-term debt	5,886	6,805
Total current liabilities	733,041	720,128

NONCURRENT LIABILITIES:
Long-term debt	3,086,263	3,264,417
Deferred taxes	834,599	810,856
Other liabilities	92,198	74,017
Total liabilities	4,746,101	4,869,418

STOCKHOLDERS' EQUITY:
Common stock	1,033	1,028
Additional paid-in capital	1,467,227	1,419,262
Retained earnings	4,359,258	4,110,530
Accumulated other comprehensive earnings	(257,506)	(212,779)
Treasury stock	(18,995)	(19,094)
Total stockholders' equity	5,551,017	5,298,947

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,297,118	$10,168,365

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$931,558	$889,541	$1,833,981	$1,754,822
Cost of sales	364,038	355,630	706,942	702,750

Gross profit	567,520	533,911	1,127,039	1,052,072

Selling, general and administrative expenses	314,442	281,937	628,970	553,202

Income from operations	253,078	251,974	498,069	498,870

Interest expense	26,863	20,177	54,276	40,013
Other expense	(1,334)	(1,520)	(1,463)	(2,199)

Earnings from continuing operations before
income taxes	224,881	230,277	442,330	456,658

Income taxes	66,812	58,997	132,845	129,605

Net Earnings	$158,069	$171,280	$309,485	$327,053

Earnings per share:
Basic	$1.56	$1.70	$3.06	$3.26
Diluted	$1.54	$1.69	$3.02	$3.22

Weighted average common and common
equivalent shares outstanding:
Basic	101,249	100,573	101,160	100,475
Diluted	102,466	101,569	102,376	101,468

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2016		2015		2016		2015
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$340,585		$302,262		$672,799		$593,962
RF Technology	288,761		255,558		568,971		498,512
Industrial Technology	178,627		186,467		349,862		377,195
Energy Systems & Controls	123,585		145,254		242,349		285,153
Total	$931,558		$889,541		$1,833,981		$1,754,822

Gross profit:
Medical & Scientific Imaging	$246,396	72.3%	$222,990	73.8%	$493,293	73.3%	$438,316	73.8%
RF Technology	163,005	56.4%	134,136	52.5%	323,370	56.8%	264,182	53.0%
Industrial Technology	89,709	50.2%	93,565	50.2%	175,729	50.2%	188,807	50.1%
Energy Systems & Controls	68,410	55.4%	83,220	57.3%	134,647	55.6%	160,767	56.4%
Total	$567,520	60.9%	$533,911	60.0%	$1,127,039	61.5%	$1,052,072	60.0%

Operating profit*:
Medical & Scientific Imaging	$114,271	33.6%	$109,261	36.1%	$228,727	34.0%	$217,040	36.5%
RF Technology	89,354	30.9%	79,940	31.3%	178,120	31.3%	153,917	30.9%
Industrial Technology	51,291	28.7%	52,188	28.0%	98,050	28.0%	110,085	29.2%
Energy Systems & Controls	27,769	22.5%	37,702	26.0%	51,951	21.4%	68,124	23.9%
Total	$282,685	30.3%	$279,091	31.4%	$556,848	30.4%	$549,166	31.3%

Net Orders:
Medical & Scientific Imaging	$338,436		$306,637		$682,286		$582,433
RF Technology	318,231		252,322		599,356		505,449
Industrial Technology	175,967		181,845		354,872		370,585
Energy Systems & Controls	123,704		140,255		246,474		271,325
Total	$956,338		$881,059		$1,882,988		$1,729,792

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $29,607 and $27,117 for the three months ended June 30, 2016 and 2015, respectively, and $58,779 and $50,296 for the six months ended June 30, 2016 and 2015, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2016	2015

Net earnings	$309,485	$327,053
Non-cash items:
Depreciation	19,052	19,417
Amortization	99,719	78,758
Stock-based compensation expense	39,092	29,438
Income taxes	(77,931)	(36,257)
Changes in assets and liabilities:
Receivables	(10,202)	29,688
Inventory	(104)	(7,972)
Accounts payable	(5,481)	1,820
Accrued liabilities	7,763	(5,443)
Other, net	(4,561)	(3,554)
Cash provided by operating activities	376,832	432,948

Business acquisitions, net of cash acquired	(274,968)	(589,727)
Capital expenditures	(18,348)	(20,673)
Other, net	79	(3,928)
Cash used in investing activities	(293,237)	(614,328)

Principal debt payments	(289)	(3,884)
Revolver borrowings/(payments), net	(180,000)	315,000
Dividends	(60,383)	(50,099)
Excess tax benefit from share-based payment*	-	8,781
Proceeds from stock-based compensation, net	8,516	15,315
Premium on convertible debt conversions	(915)	(12,721)
Other, net	1,094	849
Cash provided by/(used in) financing activities	(231,977)	273,241

Effect of exchange rate changes on cash	(7,835)	(23,720)

Net increase/(decrease) in cash and equivalents	(156,217)	68,141
Cash and equivalents, beginning of period	778,511	610,430

Cash and equivalents, end of period	$622,294	$678,571

*In the first quarter of 2016, the Company adopted ASU 2016-09, which requires excess tax benefits to be classified along with other income tax cash flows as an operating activity.